UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2025

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377
Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of a new Director

On May 26, 2025, the Board of Directors appointed Mr. James Clifton to the Board of Directors. Since October 2024 he has served on the Company’s Advisory Board since last year and has been supporting the development of the data center business, Centcore, LLC.

Jim Clifton is a senior sales and marketing executive focused on systems software, data analytics and innovative implementation to improve productivity across corporations and workforces worldwide. He also has business interests in the commercial and residential real estate area.

Clifton launched his technical career at VeriSign (later acquired by Symantec Corporation) from 2002 until 2011 where he served as a Strategic Account Manager, helping enterprise customers protect their online assets and intellectual property during a period of rapid digital transformation of the early 2000s. His responsibilities included data protection, compliance, and enterprise software sales. He then joined Citrix Systems, Inc., focused on key corporate systems as a Field Sales Manager from 2011 until 2014, driving adoption of virtualization and enterprise. During 2014 he joined StarMobile, Inc., in the role of Director of Sales & Business Development. He helped position the company as a pioneer in mobile app transformation, playing a pivotal role in building strategic partnerships and expanding market reach. In 2015 he joined Cumberland Group as a Senior Account Executive, where he advised Fortune 500 companies on modernizing their IT infrastructure, leveraging cloud and hybrid strategies to increase business agility and resilience.

He joined VMware, Inc. during 2019 as a Client Executive, managing enterprise relationships focused on digital transformation by delivering solutions across cloud, networking, and security helping IT Operations and Application Development to become strategic enablers for the business.

Most recently, beginning 2022 he joined Alteryx, Inc., as a Strategic Account Executive, helping organizations harness the power of data science, artificial intelligence, and machine learning. He empowered business leaders to make smarter, faster decisions by promoting democratized access to advanced analytics and automation to all within the enterprise.

Jim’s education includes a Bachelor’s degree from the University of Georgia in 1990 and a Master’s degree from Mercer University in 2007. He is based in St. Simons, Georgia.

Code of Ethics

All officers and Directors of the Company are subject to the terms of the Company Code of Ethics. Failure to comply with any of the provisions may result in removal, or dismissal of any individual found to be in non-compliance. Remedies under Nevada General Corporate Law (NGCL), or other state or federal law, may include cancellation of compensation, or even repayment of previously granted compensation, and liabilities for the cost of the Company in enforcement of the agreement. A copy is attached as Exhibit 10.1.

Director Compensation

As previously disclosed the Company has not yet established a director compensation plan for FY2025, consequently, no compensation has been award to Mr. Crawford, or any other directors at this time.

Resignation of a Director

On May 27, 2025 the Company received the resignation of John Mitchell as a Director and all positions in the Company. A copy of his resignation letter is attached as Exhibit 10.2.

Item 8.01 Other Events.

On May 29, 2025, the Company issued a press release which provided an update on its business operations and forward-looking plans. A copy of the press release is attached herein as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
10.1	Mitesco Code of Ethics
10.2	Mitchell Resignation Letter
99.1	Press release dated May 29, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2025	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

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